KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                    August 18, 2003




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

            Re:   The Victory Portfolios
                  Post-Effective Amendment No. 69
                  File Nos. 33-8982; 811-4852
                  ---------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 69 to Registration Statement No. 33-8982.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP


                                    Kramer Levin Naftalis & Frankel LLP